Exhibit 99.1

Media Relations: Jeanmarie McFadden 212-761-2433	Investor Relations: Celeste Mellet Brown 212-761-3896

Morgan Stanley Reports Full Year and Fourth Quarter 2011:

●	Full Year Net Revenues of $32.4 Billion; Income from Continuing Operations of $1.26 per Diluted Share

●	Fourth Quarter Net Revenues of $5.7 Billion, Including Loss of $1.7 Billion Related to the Previously Announced Settlement with MBIA

●	Fourth Quarter Net Loss from Continuing Operations of $0.14 per Diluted Share, Including Loss of $0.59 per Diluted Share Related to the Previously Announced Settlement with MBIA

●	Net Revenues for Full Year Included Positive Impact of $3.7 Billion, or $1.34 per Diluted Share, from the Widening of Morgan Stanley’s Debt-Related Credit Spreads

●
Firm Delivered Strong Full Year Results in Equity Sales and Trading and Investment Banking, Ranked #1 in Global Completed M&A; Global Fee Based Asset Flows of $42.5 Billion in Global Wealth Management; Positive Net Flows of $25.8 Billion in Asset Management

●	The Firm Successfully Executed Strategic Actions to Further Strengthen its Capital and Liquidity

NEW YORK, January 19, 2012 – Morgan Stanley (NYSE: MS) today reported income of $4.2 billion, or $1.26 per diluted share,1 from continuing operations applicable to Morgan Stanley for the year ended December 31, 2011 compared with income of $4.5 billion, or $2.45 per diluted share, a year ago.  Net revenues were $32.4 billion for the year compared with $31.4 billion a year ago.  Results for the year included positive revenue of $3.7 billion, or $1.34 per diluted share, compared with negative revenue of $873 million a year ago related to changes in Morgan Stanley’s debt-related credit spreads and other credit factors (Debt Valuation Adjustment, DVA).2  The Firm executed several key strategic actions in 2011 which affected earnings including: the conversion of the Firm’s Series B Preferred Stock held by Mitsubishi UFJ Financial Group, Inc. (MUFG) into common stock which resulted in a negative adjustment to earnings per share of approximately $1.7 billion, the previously announced settlement with MBIA (MBIA) which resulted in a pre-tax loss of approximately $1.7 billion and the restructuring of the sale of Revel Entertainment Group, LLC (Revel) which resulted in a net tax benefit of $447 million.  In addition, results for the current year also included a pre-tax loss of approximately $783 million arising from the Firm’s 40% stake in a Japanese securities joint venture (Mitsubishi UFJ Morgan Stanley Securities Co., Ltd. or MUMSS) controlled and managed by our partner, MUFG.3

The Firm’s compensation expense for the current year was $16.4 billion with a compensation to net revenue ratio of 51%.  Non-compensation expenses of $9.9 billion increased 7% from the prior year.

The loss from continuing operations applicable to Morgan Stanley for the current quarter was $227 million, or $0.14 per diluted share,1 and included the loss related to MBIA of $1.7 billion or $0.59 per diluted share, compared with income of $871 million, or $0.44 per diluted share, for the same period a year ago.  Current quarter net revenues were $5.7 billion, inclusive of the $1.7 billion loss related to MBIA, compared with $7.7 billion a year ago.  Results for the current quarter also included positive revenue of $216 million, or $0.06 per diluted share, compared with negative revenue of $945 million a year ago related to DVA.2

The Firm’s compensation expense for the current quarter was $3.8 billion compared with $4.0 billion a year ago.   The Firm’s current quarter compensation to net revenue ratio of 67% was adversely affected by MBIA, which decreased net revenues in the current period.  Excluding MBIA, this ratio would have been 51%.4  Non-compensation expenses of $2.4 billion for the current quarter decreased from $2.5 billion a year ago.

For the current year, net income applicable to Morgan Stanley, including discontinued operations, was $1.23 per diluted share, compared with net income of $2.63 per diluted share in 2010.  For the current quarter, the net loss applicable to Morgan Stanley, including discontinued operations, was $0.15 per diluted share, compared with net income of $0.41 per diluted share in the fourth quarter of 2010.5

Full Year Business Highlights

●
Investment Banking revenues were $4.2 billion.  The Firm ranked #1 in global completed M&A and #2 in global IPOs, global Equity and global announced M&A6 – advising on eight of the top ten completed M&A transactions for 2011.

●	Equity sales and trading net revenues of $6.8 billion included positive revenue of $619 million related to DVA and reflected broad-based market share gains.2

●
Fixed Income and Commodities sales and trading net revenues of $7.5 billion, including positive revenue of $3.1 billion related to DVA2 and the negative impact of MBIA, reflected strong results in interest rate products.

●
Global Wealth Management Group delivered net revenues of $13.4 billion, with global fee based asset flows of $42.5 billion and net new assets of $35.8 billion, the highest for both since the inception of the Morgan Stanley Smith Barney joint venture (MSSB).  The year’s pre-tax margin improved to 10% from 9% a year ago.7

●	Asset Management reported net revenues of $1.9 billion, with assets under management or supervision of $287 billion and positive net flows of $25.8 billion.

James P. Gorman, Chairman and Chief Executive Officer, said, "For the past year, Morgan Stanley has made enormous progress by addressing a number of outstanding strategic and legacy issues.  These included the conversion of MUFG’s preferred investment into common stock and the settlement with MBIA.  Importantly, we also achieved market share gains across our institutional businesses, as well as significant net flows into our Global Wealth Management and Asset Management platforms.  We ended the year in better shape than where we started and we are well positioned to deliver improved returns to shareholders in 2012 and beyond."

Summary of Business Segment Results
(dollars in millions)
	Institutional Securities		Global Wealth Management Group		Asset Management
	Net	Pre-Tax	Net	Pre-Tax	Net	Pre-Tax
	Revenues (1)	Income	Revenues	Income	Revenues	Income
FY 2011	$17,208	$4,585	$13,423	$1,276	$1,887	$253
FY 2010	$16,169	$4,372	$12,636	$1,156	$2,685	$718

4Q 2011	$2,071	($779)	$3,250	$244	$424	$78
3Q 2011	$6,411	$3,447	$3,260	$362	$205	($118)
4Q 2010	$3,566	$448	$3,353	$390	$846	$353

(1) Net revenues for FY 2011, FY 2010, 4Q 2011, 3Q 2011 and 4Q 2010 include positive (negative) revenue from DVA of $3.7 billion, ($873) million, $216 million, $3.4 billion and ($945) million, respectively.

INSTITUTIONAL SECURITIES

FULL YEAR
Institutional Securities reported pre-tax income from continuing operations of $4.6 billion compared with $4.4 billion in 2010.  Net revenues for the current year were $17.2 billion, inclusive of MBIA, compared with $16.2 billion a year ago.  DVA resulted in positive revenue of $3.7 billion in the current year compared with negative revenue of $873 million a year ago.2  The year’s pre-tax margin was 27%.7  Due to the impact of DVA in the comparative periods, the following discussion for sales and trading focuses on current year results.

●	Advisory revenues of $1.7 billion increased 18% from a year ago reflecting higher levels of completed activity.

●
Underwriting revenues of $2.5 billion declined 12% from last year on lower levels of market activity.  Equity underwriting revenues of $1.1 billion declined 22% from a year ago.  Fixed income underwriting revenues of $1.4 billion were essentially unchanged from a year ago.

●
Fixed Income and Commodities sales and trading net revenues of $7.5 billion included MBIA and positive revenue of $3.1 billion related to DVA.2  Results for the current year primarily reflected high levels of market volatility and client activity in interest rate and currency products partly offset by the impact of a stressed credit environment.

●	Equity sales and trading net revenues of $6.8 billion included positive revenue of $619 million related to DVA2 and reflected particular strength in derivatives and our electronic trading platform.

●
Other sales and trading net losses of $1.3 billion primarily reflected losses associated with corporate lending activity and funding costs related to liquidity held by the Firm’s U.S. subsidiary banks.

●
Compensation expense for the current year was $7.2 billion with compensation to net revenue ratio of 42%.  Non-compensation expenses of $5.4 billion increased from $4.8 billion a year ago primarily reflecting higher levels of business activity and the initial costs associated with the Chinese securities joint venture with Huaxin Securities Co. Ltd.

FOURTH QUARTER
Institutional Securities reported a pre-tax loss from continuing operations of $779 million compared with pre-tax income of $448 million in the fourth quarter of last year.  Net revenues for the current quarter were $2.1 billion, inclusive of MBIA, compared with $3.6 billion a year ago.  DVA resulted in positive revenue of $216 million in the current quarter compared with negative revenue of $945 million a year ago.2  Due to the impact of DVA in the comparative periods, the following discussion for sales and trading focuses on current period results.

●	Advisory revenues of $406 million decreased 16% from a year ago reflecting lower levels of completed market activity.

●
Underwriting revenues of $477 million declined 54% from last year’s fourth quarter.  Equity underwriting revenues of $189 million declined 71% from a year ago on lower market volume.  Fixed income underwriting revenues of $288 million declined 22% from last year’s fourth quarter primarily reflecting lower high yield bond issuance volume.

●
Fixed Income and Commodities sales and trading net losses of $257 million included the loss related to MBIA.  Net revenues for the quarter also reflected strong results in interest rate and currency products, approximately $600 million related to the release of credit valuation adjustments upon the restructuring of certain derivative transactions representing exposure to the European Peripherals and the positive impact of $239 million related to DVA.2, 8

●	Equity sales and trading net revenues of $1.3 billion2 reflected prudent risk management in a challenging market.

●
Other sales and trading net revenues of $83 million primarily reflected gains on hedges to the Firm’s long-term debt partly offset by funding costs related to liquidity held by the Firm’s U.S. subsidiary banks.

●
Compensation expense for the current quarter was $1.6 billion with a compensation to net revenue ratio of 75%.  This ratio was adversely affected by MBIA, which reduced net revenues in the current period.  Excluding MBIA, this ratio would have been 41%.4 Non-compensation expenses of $1.3 billion decreased 4% from a year ago.

●
Morgan Stanley’s average trading Value-at-Risk measured at the 95% confidence level was $123 million compared with $130 million in the third quarter of 2011 and $132 million in the fourth quarter of the prior year.

GLOBAL WEALTH MANAGEMENT GROUP

FULL YEAR
Global Wealth Management Group reported pre-tax income from continuing operations of $1.3 billion compared with $1.2 billion a year ago.  The year’s pre-tax margin was 10%.7  Income after the noncontrolling interest allocation to Citigroup Inc. and before taxes was $1.1 billion.9

●
Net revenues of $13.4 billion increased from $12.6 billion a year ago primarily reflecting higher asset management and net interest revenues, partly offset by lower principal trading and investment banking revenues.

●	The compensation to net revenue ratio for the current year was 62% with compensation expense of $8.4 billion. Non-compensation expenses were $3.8 billion compared with $3.6 billion a year ago.

●
Total client assets were $1.6 trillion at year end.  Client assets in fee-based accounts were $496 billion and represented 30% of total client assets.  Global fee based asset flows increased 30% from a year ago to $42.5 billion and net new assets increased 56% from a year ago to $35.8 billion.

●	The 17,156 global representatives10 at year end achieved average annualized revenue per global representative of $763,000 and total client assets per global representative of $96 million.

FOURTH QUARTER
Global Wealth Management Group reported pre-tax income from continuing operations of $244 million compared with $390 million in the fourth quarter of last year.  The quarter’s pre-tax margin was 8%.7  Income after the noncontrolling interest allocation to Citigroup Inc. and before taxes was $228 million.9

●
Net revenues of $3.3 billion decreased from $3.4 billion in last year’s fourth quarter.  The decrease in net revenues primarily reflected lower commissions and investment banking revenues, partly offset by higher net interest revenues.

●	The compensation to net revenue ratio for the current quarter was 64% with compensation expense of $2.1 billion. Non-compensation expenses were $932 million compared with $968 million a year ago.

●	For the current quarter, global fee based asset flows were $4.9 billion and net new assets were $6.0 billion.

ASSET MANAGEMENT

FULL YEAR
Asset Management reported pre-tax income from continuing operations of $253 million compared with pre-tax income from continuing operations of $718 million a year ago.11  The year’s pre-tax margin was 13%.7  Income after the noncontrolling interest allocation and before taxes was $108 million.

●
Net revenues of $1.9 billion decreased from $2.7 billion a year ago as higher results in the Traditional Asset Management business were significantly offset by lower gains on principal investments in the Merchant Banking and Real Estate Investing businesses.12

●	The compensation to net revenue ratio for the current year was 45% with compensation expense of $848 million. Non-compensation expenses of $786 million decreased from $859 million a year ago.

●
Assets under management or supervision at December 31, 2011 of $287 billion increased from $272 billion a year ago.  The business recorded positive net flows of $25.8 billion in the current year compared with net outflows of $5.7 billion a year ago.  The increase in flows for the current year reflected the initial sweep of MSSB client cash balances of approximately $18.5 billion into liquidity funds and inflows of $7.9 billion into alternatives funds, partly offset by outflows of $5.5 billion in fixed income products.

FOURTH QUARTER
Asset Management reported a pre-tax income from continuing operations of $78 million compared with pre-tax income from continuing operations of $353 million in last year’s fourth quarter.11  The quarter’s pre-tax margin was 18%.7  Income after the noncontrolling interest allocation and before taxes was $34 million.

●	Net revenues of $424 million decreased from $846 million a year ago primarily reflecting lower gains on principal investments in the Merchant Banking and Real Estate Investing businesses.12

●	The compensation to net revenue ratio for the current quarter was 43% with compensation expense of $183 million. Non-compensation expenses of $163 million decreased from $216 million a year ago.

●
The business recorded positive net flows of $14.5 billion in the current quarter compared with net outflows of $0.6 billion in the fourth quarter of last year.  The current quarter included inflows of $7.8 billion into alternatives funds and $6.7 billion into liquidity funds.

CAPITAL

Morgan Stanley’s Tier 1 capital ratio, under Basel I, was approximately 16.6% and Tier 1 common ratio was approximately 13.0% at December 31, 2011,13 reflecting the Federal Reserve Board’s formalized regulatory definitions for Tier 1 common capital and the Tier 1 common ratio.14 The return on average common equity from continuing operations for the full year was 3.9%.

At December 31, 2011, book value and tangible book value per common share were $31.42 and $27.95,15 respectively, based on approximately 1.9 billion shares outstanding.

OTHER MATTERS

Excluding discrete tax gains, the effective tax rate from continuing operations for the full year was 31.5% compared with 28.1% in the prior year.16  The increase in the rate primarily reflected the change in the geographic mix of earnings.

The Firm declared a $0.05 quarterly dividend per common share.  The dividend is payable on February 15, 2012 to common shareholders of record on January 31, 2012.

Morgan Stanley is a leading global financial services firm providing a wide range of investment banking, securities, investment management and wealth management services.  The Firm's employees serve clients worldwide including corporations, governments, institutions and individuals from more than 1,300 offices in 43 countries.  For further information about Morgan Stanley, please visit www.morganstanley.com.

A financial summary follows.  Financial, statistical and business-related information, as well as information regarding business and segment trends, is included in the Financial Supplement.  Both the earnings release and the Financial Supplement are available online in the Investor Relations section at www.morganstanley.com.

# # #

(See Attached Schedules)

The information above contains forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made and which reflect management's current estimates, projections, expectations or beliefs and which are subject to risks and uncertainties that may cause actual results to differ materially. For a discussion of additional risks and uncertainties that may affect the future results of the Company, please see "Forward-Looking Statements" immediately preceding Part I, Item 1, "Competition" and "Supervision and Regulation" in Part I, Item 1, "Risk Factors" in Part I, Item 1A, "Legal Proceedings" in Part I, Item 3, "Management’s Discussion and Analysis of Financial Condition and Results of Operations" in Part II, Item 7 and "Quantitative and Qualitative Disclosures about Market Risk" in Part II, Item 7A of the Company's Annual Report on Form 10-K for the year ended December 31, 2010 and other items throughout the Form 10-K, the Company’s Quarterly Reports on Form 10-Q, including “Other Matters” in Part I, Item 2 and “Risk Factors” in Part II, Item 1A therein, and the Company’s Current Reports on Form 8-K, including any amendments thereto.

1 Includes preferred dividends and other adjustments related to the calculation of earnings per share of approximately $2.0 billion for the year ended December 31, 2011 and $1.1 billion for the year ended December 31, 2010.  Includes preferred dividends and other adjustments related to the calculation of earnings per share of approximately $25 million for the quarter ended December 31, 2011 and $236 million for the quarter ended December 31, 2010.  Refer to page 3 of Morgan Stanley’s Financial Supplement accompanying this release for the calculation of earnings per share.

2 Represents the change in the fair value of certain of Morgan Stanley’s long-term and short-term borrowings resulting from fluctuations in its credit spreads and other credit factors (commonly referred to as “DVA”).  Sales and trading net revenue included positive (negative) revenue related to DVA as follows:

FY 2011: $3.7 billion (fixed income: $3.1 billion; equity: $0.6 billion)
FY 2010: $(873) million (fixed income: $(703) million; equity: $(121) million; other: $(49) million)
4Q 2011: $216 million (fixed income: $239 million; equity: $(23) million)
4Q 2010: $(945) million (fixed income: $(842) million; equity: $(103) million)

3 The MUMSS loss primarily reflected the Firm’s 40% stake in pre-tax trading losses recognized in the first quarter of 2011 and severance charges in the current quarter.

4 The Firm’s compensation to net revenue ratio, excluding MBIA, is a non-GAAP financial measure that the Firm considers a useful measure for the Firm and investors to assess operating performance.  The ratio is computed as compensation and benefits costs divided by net revenues, excluding the MBIA loss of $1.7 billion.

5 Discontinued operations for the current year primarily reflected additional tax benefits associated with the sale of substantially all of the retail asset management business to Invesco Ltd. (reported in the Asset Management business segment) and the results and losses associated with the planned disposition of Saxon Mortgage Services, Inc. (reported in the Institutional Securities business segment).  Discontinued operations for the current quarter primarily reflected the results and losses associated with the planned disposition of Saxon Mortgage Services, Inc. (reported in the Institutional Securities business segment) and a reduction in the carrying amount of certain guarantees related to Crescent Real Estate Equities Limited Partnership (reported in the Asset Management business segment).

6 Source: Thomson Reuters – for the period of January 1, 2011 to December 31, 2011 as of January 3, 2012.

7 Pre-tax margin is a non-GAAP financial measure that the Firm considers to be a useful measure that the Firm and investors use to assess operating performance.  Pre-tax margin represents income (loss) from continuing operations before taxes, divided by net revenues.

8 On December 22, 2011, the Firm entered into agreements to restructure certain derivative transactions representing exposure to the European Peripherals.  For a further discussion of country risk exposure, see page 13 of Morgan Stanley’s Financial Supplement accompanying this release.

9 Morgan Stanley owns 51% of MSSB, which is consolidated.  The results related to the 49% interest retained by Citigroup Inc. are reported in net income (loss) applicable to noncontrolling interests on page 9 of Morgan Stanley’s Financial Supplement accompanying this release.

10 As the business finalizes the integration of its legacy Morgan Stanley and Smith Barney channels in 2012, it is harmonizing what were previously different job descriptions for various licensed roles involved in serving our clients.  This adjustment will be reflected in the prospective reporting of global representatives headcount as role definition differences are eliminated in the combined sales organization.  As of December 31, 2011, the adjusted number of global representatives under this harmonized methodology was 17,649.  See page 10 of Morgan Stanley's Financial Supplement accompanying this release for prior quarter global representative headcount and productivity metrics reflecting this adjustment.

11 Results for the full year ended 2011 and 2010 included pre-tax income of $145 million and pre-tax income of $410 million, respectively, related to principal investments held by certain consolidated real estate funds.  Results for the fourth quarter of 2011 and 2010 included pre-tax income of $44 million and pre-tax income of $103 million, respectively, related to principal investments held by certain consolidated real estate funds.  The limited partnership interests in these funds are reported in net income (loss) applicable to noncontrolling interests on page 11 of Morgan Stanley’s Financial Supplement accompanying this release.

12 Results for the current year included gains of $169 million compared with gains of $431 million in the prior year related to principal investments held by certain consolidated real estate funds.  Results for the current quarter included gains of $45 million compared with gains of $109 million in the prior year quarter related to principal investments held by certain consolidated real estate funds.

13 The Firm calculates its Tier 1 capital ratio and risk-weighted assets in accordance with the capital adequacy standards for financial holding companies adopted by the Federal Reserve Board.  These standards are based upon a framework described in the International Convergence of Capital Measurement and Capital Standards, July 1988, as amended, also referred to as Basel I.  These computations are preliminary estimates as of January 19, 2012 (the date of this release) and could be subject to revision in Morgan Stanley’s Annual Report on Form 10-K for the year ended December 31, 2011.

14  On December 30, 2011, the final rule issued by The Board of Governors of the Federal Reserve System (Federal Reserve Board) adopting amendments to Regulation Y became effective.  In the final rule, the Federal Reserve Board formalized regulatory definitions for Tier 1 common capital and the Tier 1 common ratio.  The Federal Reserve Board defined Tier 1 common capital as Tier 1 capital less non-common elements in Tier 1 capital, including perpetual preferred stock and related surplus, minority interest in subsidiaries, trust preferred securities and mandatory convertible preferred securities.  Previously, the Firm’s definition of Tier 1 common capital included all of the items noted in the Federal Reserve Board’s definition, but it also included an adjustment for the portion of goodwill and non-servicing intangible assets associated with MSSB’s noncontrolling interests (i.e., Citi’s share of MSSB’s goodwill and intangibles).  The Firm’s conformance to the Federal Reserve Board’s definition under the final rule reduced the Tier 1 common ratio by approximately 130 basis points at December 31, 2011.  These computations are preliminary estimates as of January 19, 2012 (the date of this release) and could be subject to revision in Morgan Stanley’s Annual Report on Form 10-K for the year ended December 31, 2011.

15 Tangible common equity and Tangible book value per common share are non-GAAP financial measures that the Firm considers to be useful measures of capital adequacy.  Tangible common equity equals common equity less goodwill and intangible assets net of allowable mortgage servicing rights deduction and including only the Firm’s share of MSSB’s goodwill and intangible assets.  Tangible book value per common share equals tangible common equity divided by period-end common shares outstanding.

16 The income tax provision / (benefit) from continuing operations included discrete tax gains of approximately $500 million and $1.0 billion for the years ended December 31, 2011 and December 31, 2010, respectively.

MORGAN STANLEY
Quarterly Financial Summary
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:		Twelve Months Ended		Percentage
	Dec 31, 2011	Sept 30, 2011	Dec 31, 2010	Sept 30, 2011	Dec 31, 2010	Dec 31, 2011	Dec 31, 2010	Change
Net revenues
Institutional Securities	$2,071	$6,411	$3,566	(68%)	(42%)	$17,208	$16,169	6%
Global Wealth Management Group	3,250	3,260	3,353	--	(3%)	13,423	12,636	6%
Asset Management	424	205	846	107%	(50%)	1,887	2,685	(30%)
Intersegment Eliminations	(36)	(31)	(22)	(16%)	(64%)	(115)	(103)	(12%)
Consolidated net revenues	$5,709	$9,845	$7,743	(42%)	(26%)	$32,403	$31,387	3%

Income (loss) from continuing operations before tax
Institutional Securities	$(779)	$3,447	$448	*	*	$4,585	$4,372	5%
Global Wealth Management Group	244	362	390	(33%)	(37%)	1,276	1,156	10%
Asset Management	78	(118)	353	*	(78%)	253	718	(65%)
Intersegment Eliminations	0	0	0	--	--	0	(15)	*
Consolidated income (loss) from continuing operations before tax	$(457)	$3,691	$1,191	*	*	$6,114	$6,231	(2%)

Income (loss) applicable to Morgan Stanley
Institutional Securities	$(366)	$2,073	$539	*	*	$3,461	$3,766	(8%)
Global Wealth Management Group	133	169	166	(21%)	(20%)	665	519	28%
Asset Management	6	(61)	166	*	(96%)	35	205	(83%)
Intersegment Eliminations	0	0	0	--	--	0	(12)	*
Consolidated income (loss) applicable to Morgan Stanley	$(227)	$2,181	$871	*	*	$4,161	$4,478	(7%)

Earnings (loss) applicable to Morgan Stanley common shareholders	$(275)	$2,153	$600	*	*	$2,067	$3,594	(42%)

Earnings per basic share:
Income from continuing operations	$(0.14)	$1.15	$0.44	*	*	$1.28	$2.49	(49%)
Discontinued operations	$(0.01)	$0.01	$(0.02)	*	50%	$(0.03)	$0.15	*
Earnings per basic share	$(0.15)	$1.16	$0.42	*	*	$1.25	$2.64	(53%)

Earnings per diluted share:
Income from continuing operations	$(0.14)	$1.14	$0.44	*	*	$1.26	$2.45	(49%)
Discontinued operations	$(0.01)	$0.01	$(0.03)	*	67%	$(0.03)	$0.18	*
Earnings per diluted share	$(0.15)	$1.15	$0.41	*	*	$1.23	$2.63	(53%)

Notes:	-	Results for the quarters ended December 31, 2011, September 30, 2011 and December 31, 2010 include positive (negative) revenue of $216 million, $3,410 million and $(945) million, respectively, related to the movement in Morgan Stanley's credit spreads and other credit factors on certain long-term and short-term debt. The twelve months ended December 31, 2011 and December 31, 2010 include positive (negative) revenue of $3,681 million and $(873) million, respectively, related to the movement in Morgan Stanley's credit spreads and other credit factors on certain long-term and short-term debt.

	-	Income (loss) applicable to Morgan Stanley represents consolidated income (loss) from continuing operations applicable to Morgan Stanley before gain (loss) from discontinued operations.

MORGAN STANLEY
Quarterly Consolidated Income Statement Information
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:		Twelve Months Ended		Percentage
	Dec 31, 2011	Sept 30, 2011	Dec 31, 2010	Sept 30, 2011	Dec 31, 2010	Dec 31, 2011	Dec 31, 2010	Change
Revenues:
Investment banking	$1,051	$1,031	$1,761	2%	(40%)	$4,991	$5,122	(3%)
Principal transactions:
Trading	969	4,961	854	(80%)	13%	12,392	9,406	32%
Investments	140	(298)	688	*	(80%)	573	1,825	(69%)
Commissions and fees	1,155	1,484	1,311	(22%)	(12%)	5,379	4,947	9%
Asset management, distribution and admin. fees	2,027	2,172	2,068	(7%)	(2%)	8,502	7,919	7%
Other	97	349	802	(72%)	(88%)	209	1,271	(84%)
Total non-interest revenues	5,439	9,699	7,484	(44%)	(27%)	32,046	30,490	5%

Interest income	1,686	1,755	1,951	(4%)	(14%)	7,264	7,311	(1%)
Interest expense	1,416	1,609	1,692	(12%)	(16%)	6,907	6,414	8%
Net interest	270	146	259	85%	4%	357	897	(60%)
Net revenues	5,709	9,845	7,743	(42%)	(26%)	32,403	31,387	3%

Non-interest expenses:
Compensation and benefits	3,808	3,654	4,030	4%	(6%)	16,403	15,923	3%

Non-compensation expenses:
Occupancy and equipment	385	383	377	1%	2%	1,564	1,560	--
Brokerage, clearing and exchange fees	384	447	380	(14%)	1%	1,652	1,431	15%
Information processing and communications	472	457	437	3%	8%	1,815	1,648	10%
Marketing and business development	161	143	159	13%	1%	602	576	5%
Professional services	489	441	533	11%	(8%)	1,803	1,818	(1%)
Other	467	629	636	(26%)	(27%)	2,450	2,200	11%
Total non-compensation expenses	2,358	2,500	2,522	(6%)	(7%)	9,886	9,233	7%

Total non-interest expenses	6,166	6,154	6,552	--	(6%)	26,289	25,156	5%

Income (loss) from continuing operations before taxes	(457)	3,691	1,191	*	*	6,114	6,231	(2%)
Income tax provision / (benefit) from continuing operations	(296)	1,416	90	*	*	1,418	754	88%
Income (loss) from continuing operations	(161)	2,275	1,101	*	*	4,696	5,477	(14%)
Gain (loss) from discontinued operations after tax	(23)	18	(35)	*	34%	(51)	225	*
Net income (loss)	$(184)	$2,293	$1,066	*	*	$4,645	$5,702	(19%)
Net income (loss) applicable to noncontrolling interests	66	94	230	(30%)	(71%)	535	999	(46%)
Net income (loss) applicable to Morgan Stanley	(250)	2,199	836	*	*	4,110	4,703	(13%)
Preferred stock dividend / Other	25	46	236	(46%)	(89%)	2,043	1,109	84%
Earnings (loss) applicable to Morgan Stanley common shareholders	$(275)	$2,153	$600	*	*	$2,067	$3,594	(42%)

Amounts applicable to Morgan Stanley:
Income (loss) from continuing operations	(227)	2,181	871	*	*	4,161	4,478	(7%)
Gain (loss) from discontinued operations after tax	(23)	18	(35)	*	34%	(51)	225	*
Net income (loss) applicable to Morgan Stanley	$(250)	$2,199	$836	*	*	$4,110	$4,703	(13%)

Pre-tax profit margin	*	38%	15%			19%	20%
Compensation and benefits as a % of net revenues	67%	37%	52%			51%	51%
Non-compensation expenses as a % of net revenues	41%	25%	33%			31%	29%

Effective tax rate from continuing operations	64.8%	38.4%	7.6%			23.2%	12.1%

Notes:	-	Pre-tax profit margin is a non-GAAP financial measure that the Firm considers to be a useful measure that the Firm and investors use to assess operating performance. Percentages represent income from continuing operations before income taxes as a percentage of net revenues.
	-	The quarter and full year ended December 31, 2011, Principal Transactions - Trading included a loss of $1,742 million related to the MBIA settlement.
	-	Other revenues for the full year ended December 31, 2011, included a loss of approximately $783 million related to the 40% stake in a Japanese securities joint venture, Mitsubishi UFJ Morgan
Stanley Securities Co., Ltd.
	-	Other revenues for the full year ended December 31, 2010, included a gain of $668 million on the sale of the Firm's investment in China International Capital Corporation Limited.
	-	For the full year ended December 31, 2011, discontinued operations primarily included charges of approximately $90 million related to the results and losses with the planned disposition of Saxon
Mortgage Services Inc. For the full year ended December 31, 2010, discontinued operations primarily included charges related to the Firm's investment in Revel Entertainment Group, LLC (Revel), a gain of $775 million related to a legal settlement with Discover Financial Services and a net gain of approximately $570 million related to the sale and charges related to the Firm's investment in the retail asset management business, partly offset by a loss of $1.2 billion related to a reduction in the carrying value of the Firm's investment in Revel and other related costs, including operating expenses.
	-	For the full year ended December 31, 2011, income tax provision / (benefit) from continuing operations primarily included a discrete tax benefit of $447 million associated with the sale of Revel.
The full year ended December 31, 2010 included discrete tax gains / benefits of approximately $1.0 billion related to the repatriation of non-U.S. earnings at a cost lower than estimated.
Excluding discrete gains / benefits, the effective tax rate would have been 31.5% and 28.1% for full year ended December 31, 2011 and full year ended December 31, 2010, respectively.
	-	For the full year ended December 31, 2011, preferred stock dividend / other included a one-time negative adjustment of approximately $1.7 billion related to the conversion of the Series B
Non-Cumulative Non-Voting Perpetual Convertible Preferred Stock held by Mitsubishi UFJ Financial Group, Inc. (MUFG), into Morgan Stanley common stock (MUFG conversion).
	-	Preferred stock dividend / other includes allocation of earnings to Participating Restricted Stock Units and China Investment Corporation equity units.

MORGAN STANLEY
Quarterly Earnings Per Share
(unaudited, dollars in millions, except for per share data)

	Quarter Ended			Percentage Change From:		Twelve Months Ended		Percentage
	Dec 31, 2011	Sept 30, 2011	Dec 31, 2010	Sept 30, 2011	Dec 31, 2010	Dec 31, 2011	Dec 31, 2010	Change

Income (loss) from continuing operations	$(161)	$2,275	$1,101	*	*	$4,696	$5,477	(14%)
Net income (loss) from continuing operations applicable to noncontrolling interest	66	94	230	(30%)	(71%)	535	999	(46%)
Income from continuing operations applicable to Morgan Stanley	(227)	2,181	871	*	*	4,161	4,478	(7%)
Less: Preferred Dividends	(24)	(24)	(221)	--	89%	(292)	(881)	67%
Less: MUFG preferred stock conversion	-	-	-	--	--	(1,726)	-	*
Income from continuing operations applicable to Morgan Stanley, prior to allocation of income to CIC Equity Units and Participating Restricted Stock Units	(251)	2,157	650	*	*	2,143	3,597	(40%)

Basic EPS Adjustments:
Less: Allocation of undistributed earnings to CIC Equity Units	0	0	0	--	--	0	(102)	*
Less: Allocation of earnings to Participating Restricted Stock Units	(1)	(22)	(16)	95%	94%	(26)	(108)	76%
Earnings (loss) from continuing operations applicable to Morgan Stanley common shareholders	$(252)	$2,135	$634	*	*	$2,117	$3,387	(37%)

Gain (loss) from discontinued operations after tax	(23)	18	(35)	*	34%	(51)	225	*
Gain (loss) from discontinued operations after tax applicable to noncontrolling interests	0	0	0	--	--	0	0	--
Gain (loss) from discontinued operations after tax applicable to Morgan Stanley	(23)	18	(35)	*	34%	(51)	225	*
Less: Allocation of undistributed earnings to CIC Equity Units	0	0	0	--	--	0	(11)	*
Less: Allocation of earnings to Participating Restricted Stock Units	0	0	1	--	*	1	(7)	*
Earnings (loss) from discontinued operations applicable to Morgan Stanley common shareholders	(23)	18	(34)	*	32%	(50)	207	*

Earnings (loss) applicable to Morgan Stanley common shareholders	$(275)	$2,153	$600	*	*	$2,067	$3,594	(42%)

Average basic common shares outstanding (millions)	1,850	1,848	1,437	--	29%	1,655	1,362	22%

Earnings per basic share:
Income from continuing operations	$(0.14)	$1.15	$0.44	*	*	$1.28	$2.49	(49%)
Discontinued operations	$(0.01)	$0.01	$(0.02)	*	50%	$(0.03)	$0.15	*
Earnings per basic share	$(0.15)	$1.16	$0.42	*	*	$1.25	$2.64	(53%)

Earnings (loss) from continuing operations applicable to Morgan Stanley common shareholders	$(252)	$2,135	$634	*	*	$2,117	$3,387	(37%)

Diluted EPS Adjustments:
Income impact of assumed conversions:
Preferred stock dividends (Series B - Mitsubishi)	0	0	0	--	--	0	0	--
Assumed conversion of CIC	0	0	0	--	--	0	76	*

Earnings (loss) from continuing operations applicable to Morgan Stanley common shareholders	$(252)	$2,135	$634	*	*	$2,117	$3,463	(39%)

Earnings (loss) from discontinued operations applicable to Morgan Stanley common shareholders	(23)	18	(34)	*	32%	(50)	207	*
Assumed conversion of CIC	0	0	0	--	--	0	40	*

Earnings (loss) applicable to common shareholders plus assumed conversions	$(275)	$2,153	$600	*	*	$2,067	$3,710	(44%)

Average diluted common shares outstanding and common stock equivalents (millions)	1,850	1,869	1,448	(1%)	28%	1,675	1,411	19%

Earnings per diluted share:
Income from continuing operations	$(0.14)	$1.14	$0.44	*	*	$1.26	$2.45	(49%)
Discontinued operations	$(0.01)	$0.01	$(0.03)	*	67%	$(0.03)	$0.18	*
Earnings per diluted share	$(0.15)	$1.15	$0.41	*	*	$1.23	$2.63	(53%)

Note:	-	The Firm calculates earnings per share using the two-class method as described under the accounting guidance for earnings per share. For further discussion of the Firm's earnings per share calculations, see page 14 and 15 of the financial supplement and Note 2 to the consolidated financial statements in the Firm's Annual Report on Form 10-K for the year ended December 31, 2010.